Exhibit 10
SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT
     This Seventh Amendment to the Employment Agreement is effective the 9th day of August, 2005 (the “Seventh Amendment”), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the “Company”), and A. L. GIANNOPOULOS, whose address is 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the “Executive”).
     WHEREAS, the Executive and the Company entered into an Employment Agreement dated June 1, 1995, as amended (the agreement as amended hereinafter referred to as the “Agreement”); and
     WHEREAS, the parties hereto would like to amend the Agreement pursuant to this Seventh Amendment in an effort to adjust the Executive’s base salary compensation to reflect the growth of the Company.
     NOW, THEREFORE, the Company and the Executive, for good and valuable consideration, and pursuant to the terms, conditions, and covenants contained herein, hereby agree as follows:
1. Section 4 of the Agreement is modified by replacing the existing corresponding rows in the Agreement with the following two replacement rows:

Period	Salary

July 1, 2005 through June 30, 2006	$1,100,000
July 1, 2006 through June 30, 2007	$1,200,000

2. All other provisions of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Seventh Amendment as of the dates indicated below, the effective date of this Seventh Amendment being the 1st day of August, 2005.

ATTEST:	COMPANY: MICROS SYSTEMS, INC.

_______________________	By: ______________________ Louis M. Brown, Jr. Vice Chairman	(SEAL)
[Corporate Seal]
EXECUTIVE:
WITNESS:
_______________________	_______________________ A. L. GIANNOPOULOS